UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

CNL LIFESTYLE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51288	20-0183627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference in this Item 7.01, is the text of a correspondence from CNL Lifestyle Properties, Inc. (the “Company”) to financial advisors and broker dealers which participated in the Company’s public offerings, notifying them that the board of directors of the Company (the “Board”) unanimously approved $3.05 as the estimated net asset value (“NAV”) per share of the Company’s common stock based on a share count of 325,183,002 shares issued and outstanding as of December 31, 2015.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of the Exchange Act, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibit 99.1, the Company makes no admission as to the materiality of such information.

Item 8.01	Other Events.

Determination of Estimated Net Asset Value Per Share as of December 31, 2015

Background and Conclusion

The Company prepares and announces an estimated net asset value per share of its common stock and provides such information to its stockholders and to members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons who participated in the Company’s public offerings to assist them in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340. The Company’s most recent two NAV determinations were $5.20 per share and $6.85 per share as of December 31, 2014 and December 31, 2013, respectively. On December 4, 2015, the Company’s Board declared a special distribution in the amount of $1.30 per share, payable to the holders of record of the Company’s common stock as of the close of business on December 4, 2015 (the “Special Distribution”). The Special Distribution, which was paid on or about December 10, 2015, totaled approximately $422.7 million. For further information regarding the Special Distribution, refer to the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2015.

To assist the Board and the Company’s valuation committee, which is comprised solely of the Company’s independent directors (the “Valuation Committee”), in establishing a new NAV per share of the Company’s common stock as of December 31, 2015 (the “Valuation Date”), the Company engaged CBRE Capital Advisors, Inc., an independent investment banking firm (“CBRE Cap”), to provide a valuation analysis of the Company. The engagement of CBRE Cap was based on a number of factors including the prior engagement by the Company of CBRE Cap in connection with its estimated NAV per share determinations in 2013 and 2014. CBRE Cap developed a valuation analysis of the Company and provided the analysis to the Valuation Committee in a report dated March 10, 2016 that contained, among other information, a range of per share net asset values for the Company’s common stock as of the Valuation Date (the “Valuation Report”).

The Valuation Committee and the Board reviewed the Valuation Report and considered the material assumptions and valuation methodologies applied and described therein. Upon due consideration, on March 10, 2016, the Valuation Committee determined that the range of per share values for the Company’s common stock was reasonable. Thereafter, at a special meeting of the Board, which was also held on March10, 2016, the Board accepted the recommendation of the Valuation Committee and unanimously approved $3.05 as the estimated NAV per share of the Company’s common stock based on a share count of 325,183,002 shares issued and outstanding as of December 31, 2015 (the “2015 NAV”), net of estimated transaction fees, closing costs and contingencies related to the strategic alternatives process. The 2015 NAV falls within the range of per share net asset values for the Company’s common stock that CBRE Cap provided in the Valuation Report.

Other than the deduction of transaction fees, closing costs and contingencies related to the strategic alternatives process, the Board’s determination of the 2015 NAV was undertaken in accordance with the Company’s valuation policy and based on the recommendations and methodologies of the Investment Program Association, a trade association for non-listed direct investment vehicles (“IPA”), as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs” (“IPA Practice Guideline”). Given that the Company is in the process of exploring strategic alternatives for providing liquidity to stockholders, the Board determined that deduction of estimated transaction fees, closing costs and contingencies in connection therewith was appropriate in determining the 2015 NAV. However, there are no assurances that such costs will be incurred at a level estimated by the Company.

The estimated 2015 NAV represents a snapshot in time, will likely change, and does not necessarily represent the amount a stockholder would receive now or in the future for his or her shares of the Company’s common stock. The 2015 NAV is based on a number of assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances.

Valuation Methodologies

CBRE Cap commissioned CBRE Valuation and Advisory Services Group, a CBRE Cap affiliate that conducts appraisals and valuations of real properties, to conduct restricted-use appraisals which contained analysis on each of the Company’s real property assets and which were performed in accordance with Uniform Standards of Professional Appraisal Practice (“MAI Appraisals”). Each of the MAI Appraisals was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute designations. CBRE Cap and CBRE Valuation and Advisory Services Group are not responsible for the Board’s determination of the 2015 NAV.

As of December 31, 2015, the Company’s investment portfolio consisted of interests in 49 properties: 23 ski and mountain lifestyle properties, 20 attractions properties, five marinas properties and one vacant land asset.

For purposes of the Valuation Report, the Company’s real estate properties were classified into two categories: wholly owned assets and partially owned assets. The Board considered the following valuation methodologies with respect to each asset class, which were applied by CBRE Cap and summarized in its Valuation Report:

Wholly Owned Assets. Unlevered, ten-year discounted cash flow analyses from MAI Appraisals were created for the Company’s wholly owned properties. For properties with third-party leases, valuation is represented by leased fee value, with certain exceptions. For managed properties, valuation is represented by the projected net operating income at each property, with certain exceptions. A valuation range for each asset was calculated by varying the discount rate and terminal cap rate, with such rates varying based on the location, asset quality and supply/demand metrics. One-time capital expenditures were applied to the values of certain properties. For assets under contract, CBRE Cap utilized the purchase price based on Market Value Indications (as defined in “Valuation Summary and Major Assumptions” below). For land assets, CBRE Cap utilized the MAI Appraisal value, which was based on comparable sales.

Partially Owned Assets. Assumed the sale of partially-owned assets on December 31, 2015 and derived the net proceeds after debt repayment, if any, to capture the specific joint venture promote structures to properly reflect the Company’s economic interest in each asset. For the sale values, CBRE Cap utilized the pending purchase price for assets expected to be under contract based on Market Value Indications also relied on the discounted cash flow value indications by property from MAI Appraisals.

Debt. The Board used generally accepted accounting principles to determine the fair market value of the Company’s debt, which was reviewed for reasonableness by CBRE Cap and utilized in the Valuation Report.

As with any valuation methodology, the methodologies considered by the Valuation Committee and the Board in reaching an estimate of the value of the Company’s shares are based upon estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares.

Valuation Summary and Major Assumptions

In preparing the Valuation Report CBRE Cap relied on the following sources in determining the major assumptions in the Valuation Report:

•	financial and operating information requested from or provided by the Company’s advisor, CNL Lifestyle Advisor Corporation (“Advisor”), and senior management of the Company;

•	discussions with senior management of the Company and its Advisor about the historical and anticipated future financial performance of the Company’s properties, including forecasts prepared by the Company’s senior management and its Advisor;

•	the MAI Appraisals;

•	the Company’s preliminary unaudited balance sheet as of December 31, 2015 and the Company’s reports filed with the SEC; and

•	discussions with, and materials provided by, Jefferies LLC (“Jefferies”), the Company’s financial advisor for its strategic alternatives process, including with respect to market indications of value and letters of intent from multiple potential buyers and executed purchase and sale agreements, in each case with respect to several assets in the Company’s portfolio (collectively, “Market Value Indications”). For further discussion or recent developments in the Company’s strategic alternatives process, see the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2015.

Taking into consideration the reasonableness of the valuation methodologies, assumptions and the conclusions contained in the Valuation Report, the Board determined the Company’s estimated 2015 NAV to be approximately $992 million, or $3.05 per share, based on a share count of 325,183,002 shares issued and outstanding as of the Valuation Date, net of estimated transaction fees, closing costs and contingencies related to the strategic alternatives process.

The following table summarizes the material components of the Company’s NAV estimates as of December 31, 2015 and December 31, 2014, and provides a comparison of such value and the components thereof:

Table of Value Estimates for Components of Net Asset Value

	Value ($ in 000’s) 12/31/15	Per Share	Value ($000’s) 12/31/14	Per Share
Wholly-Owned Assets	$982,400	$3.02	$2,376,942	$7.31
Partially-Owned Assets	103,000	0.32	$196,723	0.60
Cash	112,976	0.35	136,985	0.42
Accounts Receivables and Other Assets	40,146	0.12	106,909	0.33
Mortgages and Other Notes Receivable	0	0.00	22,428	0.07
Fair Market Value of Debt	(185,418)	(0.57)	(1,032,704)	(3.18)
Accounts Payable and Other Liabilities	(27,243)	(0.08)	(69,556)	(0.21)
Total	$1,025,861	3.15	$1,737,727	$5.34
Less: Estimated Transaction Fees/Closing Costs/Contingencies	(34,000)	(0.10)	(46,500)	(0.14)
Net Asset Value	$991,861	$3.05	$1,691,227	$5.20

The main factors that impacted the Company’s estimated 2015 NAV as compared to the Company’s prior estimated NAV per share determination as of December 31, 2014 are (i) the Special Distribution, and (ii) dispositions of certain of the Company’s assets and Market Value Indications received in connection with the Company’s strategic alternatives process in the past year

In the Valuation Report, CBRE Cap included an estimate of the December 31, 2015 value of the Company’s non-real estate assets, including cash and select other assets, net of payables and accruals and other liabilities. Such values were provided by the Company’s Advisor from the Company’s preliminary unaudited balance sheet as of December 31, 2015. The fair market value of debt was estimated by discounting the required payments under the Company’s debt agreements using the estimated interest rate that it would expect to receive had it entered into the agreement as of December 31, 2015.

Additional Information Regarding the Valuation, Limitations of the 2015 NAV and CBRE Cap

Throughout the valuation process, the Valuation Committee, the Company’s Advisor and senior members of the Company’s management reviewed, confirmed and approved the processes and methodologies used by CBRE Cap and their consistency with real estate industry standards and best practices.

The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to the Valuation Date. Any material change in such information, circumstances and/or conditions may have a material effect on the Company’s 2015 NAV. CBRE Cap’s valuation materials were addressed solely to the Company to assist the Valuation Committee and Board in establishing the 2015 NAV. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock.

While CBRE Cap reviewed for reasonableness the information supplied or otherwise made available to it by the Company or the Company’s Advisor, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. In connection with its work in preparing valuation materials, CBRE Cap did not, and it was not requested to, solicit third-party indications of interest for the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the Valuation Report. The analyses do not purport to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated NAV per share of the Company’s common stock, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value per share;

•	a stockholder would ultimately realize distributions per share equal to the Company’s estimated NAV upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the estimated NAV per share if the Company listed them on a national securities exchange;

•	another independent third-party appraiser or third-party valuation firm would agree with the Company’s estimated value per share; or

•	the methodology used to estimate the Company’s NAV per share would be acceptable to FINRA or under the Employee Retirement Income Security Act for compliance with its reporting requirements.

The 2015 NAV was determined by the Board as of the Valuation Date. However, the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. In the absence of an earlier liquidation, the Company currently expects to update and announce the next estimated NAV per share of the Company’s common stock within one year.

CBRE Group, Inc., (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California, and one of the world’s largest commercial real estate services firms (in terms of 2015 revenue). CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. The Company has engaged CBRE Cap to provide valuation analyses of the Company as of December 31, 2013 and December 31, 2014. The Company has not engaged CBRE Cap for any other services. During the past three years, certain of the Company’s affiliates engaged affiliates of CBRE primarily for various real estate-related services, and the Company anticipates that affiliates of CBRE will continue to provide similar real estate-related services in the future. In addition, the Company may, in its discretion, engage CBRE Cap to assist the Company’s Board in future determinations of the Company’s estimated NAV per share of the Company’s common stock. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates of the Company’s Advisor have engaged and may engage CBRE Cap or its affiliates in the future for valuations and commercial real estate services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap. In the ordinary course of its business, CBRE, its affiliates, directors and officers may structure and effect transactions for its own account or for the accounts of its customers in commercial real estate assets of the same kind and in the same markets as the Company’s assets.

Communications with Stockholders and Additional Information

A copy of the correspondence to be furnished to the Company’s stockholders regarding the 2015 NAV is filed with this Current Report as Exhibit 99.2 and is incorporated herein by reference. The Company also attaches to this Current Report as Exhibit 99.3 a list of frequently asked questions and responses relating to the 2015 NAV and the recently conducted valuation process.

Distribution Policy

On March 6, 2015, the Company’s Board approved a reduction of the Company’s quarterly cash distributions for the first quarter of 2015 to $0.05 per share with the intent of ensuring that the level of cash distributions are consistent with the Company’s projected reduction in its remaining earnings base and cash flows, which are being driven primarily by the sale of properties. As of March 10, 2016, the Company has maintained its quarterly cash distributions at $0.05 per share.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Text of correspondence from the Company to financial advisors and broker dealers regarding the 2015 NAV.

99.2	Text of correspondence from the Company to stockholders regarding the 2015 NAV.

99.3	Valuation FAQ dated March 15, 2016.

Caution Concerning Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical or fact, including statements about the purported value of the Company’s common stock, may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements, including statements regarding the Valuation Report, be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,”

“continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the SEC, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnllifestylereit.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2016		CNL LIFESTYLE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton, Chief Financial Officer and Treasurer